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 .                                                                  EXHIBIT 23.2



               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


         As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to (a) the use of our reserve report dated as of December 31, 1999 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 30, 2000 and (b) to the incorporation by reference of this Form 10-K for the year ended December 31, 1999 in the Registration Statements on Form S-8 (Nos. 33-84256, 33-84258, 33-88196, 333-07255, 33-89282, 333-27525, 333-46129, 333-48585, 333-30478 and
333-30324) and on Form S-3 (Nos. 333-50547 and 333-57235).


                                     /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                     ------------------------------------------
                                         WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
March 30, 2000